UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2015

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated December 9, 2015, William B. Grant notified First United Corporation (the “Company”) and its bank subsidiary, First United Bank & Trust (the “Bank”), that he will retire as Chairman and Chief Executive Officer of the Company and the Bank effective December 31, 2015. As disclosed in the Company’s Current Report on Form 8-K filed on December 19, 2014 and in contemplation of Mr. Grant’s planned retirement, the boards of directors of the Corporation and the Bank previously appointed Carissa L. Rodeheaver to replace Mr. Grant as Chairman of the Board and Chief Executive Officer effective January 1, 2016. Ms. Rodeheaver currently serves as a director and as the President of the Company and the Bank, and she will continue to serve as President following Mr. Grant’s retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: December 16, 2015	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
President